Exhibit 10.4



                THIRD AMENDMENT TO CREDIT AGREEMENT

       THIS THIRD AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 26th day of June, 1996, by and among DEVON ENERGY CORPORATION (NEVADA), as Borrower ("Borrower"), DEVON ENERGY CORPORATION ("Parent") and DEVON ENERGY OPERATING CORPORATION ("DEOC"), as guarantors, NATIONSBANK OF TEXAS, N.A., as Agent ("Agent"), and NATIONSBANK OF TEXAS, N.A., BANK ONE, TEXAS, N.A., BANK OF MONTREAL and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Lenders ("Lenders").

       WHEREAS, Borrower, Parent, DEOC, Agent and Lenders have entered into that certain Credit Agreement dated as of October 7, 1994, as amended by a First Amendment to Credit Agreement dated January 27, 1995 and a Second Amendment to Credit Agreement dated March 4, 1996 (the "Original Agreement"); and

       WHEREAS, Parent and DEOC have guaranteed to Agent and Lenders the payment of the Notes and of all other sums payable under the Credit Agreement and the other Loan Documents pursuant to their respective Guaranties; and

       WHEREAS, Borrower, Parent, DEOC, Agent and Lenders desire to amend the Original Agreement as herein provided;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

              ARTICLE I -- Definitions and References

       Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

       Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
  Section 1.2.

       "Amendment" means this Third Amendment to Credit
       Agreement.

       "Credit Agreement" means the Original Agreement as amended hereby.

                      ARTICLE II -- Amendments

       Section 2.1. Defined Terms. (a) Section 1.1 of the Original Agreement is hereby amended by adding the definitions of "Devon Trust", "Devon Trust Declaration", "Devon Trust Securities", "Subordinated Parent Debentures", "Subordinated Parent Guarantee" and "Subordinated Parent Indenture" to read as follows:

            "Devon Trust" means Devon Financing Trust, a statutory business trust to be formed under the laws of the State of Delaware pursuant to the Devon Trust
       Declaration and that certain Certificate of Trust, to be filed with the Delaware Secretary of State on or about
       June 28, 1996.

            "Devon Trust Declaration" means that certain
       Declaration of Trust, to be dated on or about July 1, 1996, among Parent, as sponsor, and the trustees of Devon
       Trust, forming Devon Trust.

            "Devon Trust Securities" means those certain Trust
       Convertible Preferred Securities, to be issued by Devon
       Trust pursuant to the Devon Trust Declaration, in an amount of up to 3,000,000.

            "Subordinated Parent Debentures" means those certain Convertible Junior Subordinated Debentures, to be issued by Parent to Devon Trust pursuant to the Parent Indenture and subordinated to the Obligations, in the aggregate principal amount of up to $155,000,000.

            "Subordinated Parent Guarantee" means that certain Guarantee, to be dated on or about July 1, 1996, by Parent in favor of the holders of the Devon Trust Securities and subordinated to the Obligations, guaranteeing certain payments to be made by Devon Trust pursuant to the Devon Trust Securities.

            "Subordinated Parent Indenture" means that certain Trust Indenture, to be dated on or about July 1, 1996, among Parent and the indenture trustee named therein, pursuant to which the Subordinated Parent Debentures and Subordinated Parent Guarantee are to be issued.

       Section 2.2. Organization and Good Standing. The first sentence of Section 4.1(b) of the Original Agreement is hereby amended in its entirety to read as follows:

            (b)  Organization and Good Standing.  Each
       Restricted Person which is a corporation, partnership or business trust is duly organized, validly existing and in good standing under the laws of its state of organization or formation, having all corporate, partnership or business trust powers required to carry on its business and enter into and carry out the transactions contemplated hereby.

       Section 2.3.  Maintenance of Existence and
  Qualifications. Section 5.1(f) of the Original Agreement is hereby amended in its entirety to read as follows:

            (f) Maintenance of Existence and Qualifications. Each Restricted Person which is a corporation, partnership or business trust will maintain and preserve its corporate, partnership or business trust existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation, partnership or business trust in all states or jurisdictions where required by applicable law.

       Section 2.4.  Limitation on Debt.  Section 5.2(a) of the
  Original Agreement is hereby amended by changing the "." at the end of subparagraph (ix) to a ";" and adding a new subparagraph (x), to read as follows:

            (x) obligations under the Subordinated Parent Indenture, the Subordinated Parent Debentures and the Subordinated Parent Guarantee; provided, the provisions of the Subordinated Parent Indenture, Subordinated Parent Debentures (with an interest rate of not more than 7.25%), the Subordinated Parent Guarantee (including without limitation the subordination provisions contained in the Subordinated Parent Indenture, the Subordinated Parent Debentures and the Subordinated Parent Guarantee), the Devon Trust Declaration and the Devon Trust Securities shall not materially differ from the most-recent drafts of such documents furnished to Lenders.

       Section 2.5.  Limitation on Intercompany Transfers.
  Section 5.2(c) of the Original Agreement is hereby amended by:

       (a) amending the parenthetical in subparagraph (iv) to read as follows:

            (other than DEOC, Devon Trust and each other)

       (b) changing the "." at the end of subparagraph (vii) to a ";" and adding a new subparagraph (viii), to read as follows:

            (viii) (A) Parent may make a capital contribution of up to $6,000,000 to Devon Trust to purchase common securities of Devon Trust, provided that both immediately before and immediately after any such proposed capital contribution, no Default is continuing; and (B) Parent may pay quarterly interest payments on the Subordinated Parent Debentures to Devon Trust, pursuant to the express terms of the Subordinated Parent Debentures, and Devon Trust may pay quarterly cash dividends to the holders of the Devon Trust Securities pursuant to the express terms of the Devon Trust Securities, provided that both immediately before and immediately after any such proposed interest payment and dividend payment, Parent is in compliance with Section 5.2(k) and no Default under
       Section 7.1(a), 7.1(f) or 7.1(h) is continuing.

       Section 2.6.  Limitation on Mergers, Issuances of
  Securities. Section 5.2(e) of the Original Agreement is hereby amended in its entirety to read as follows:

            (e) Limitation on Mergers, Issuances of Securities. No Restricted Person will merge or consolidate with or into any other Person, except that (i) any Related Person which is a Subsidiary of Parent (other than Borrower) may be consolidated with Borrower, Parent or DEOC so long as Borrower, Parent or DEOC is the surviving entity and
       (ii) any Subsidiaries of Parent (other than Borrower) may merge or consolidate with or into each other so long as the surviving entity is a Guarantor. No Restricted Person (other than Parent and Devon Trust) will issue any additional shares of its capital stock, additional partnership interests or other securities or any options, warrants or other rights to acquire such additional shares, partnership interests or other securities except to a Restricted Person of which such issuer is already directly or indirectly a Subsidiary and only to the extent not otherwise forbidden under the terms hereof. Devon Trust will not issue any securities except common securities to Parent and the Devon Trust Securities. Borrower and DEOC will at all times remain wholly-owned Subsidiaries of Parent, Parent will at all times own all of the outstanding common securities of Devon Trust, and no Restricted Person will allow any diminution of Borrower's, DEOC's or Parent's interest (direct or indirect) therein. Parent will not issue or have outstanding any securities other than its common or preferred stock, the Subordinated Parent Guarantee and the Subordinated Parent Debentures.

       Section 2.7.  Working Capital and Current Ratio.  Section
  5.2(j) of the Original Agreement is hereby amended by adding a new sentence at the end of such Section 5.2(j), to read as follows:

       For purposes of the foregoing, all accrued interest payments on the Subordinated Parent Debentures and all dividend payments on the Devon Trust Securities shall (without duplication) be deemed to be and shall be included in Parent's Consolidated current liabilities as defined by GAAP.

       Section 2.8.  Tangible Net Worth.  Section 5.2(k) of the
  Original Agreement is hereby amended in its entirety to read as follows:

            (k)  Tangible Net Worth.  The ratio of (i) Parent's
       Consolidated Debt to (ii) Parent's Consolidated Tangible
       Net Worth will never be greater than 1.25 to 1.0.
       Parent's Consolidated Tangible Net Worth will never be less than:

                 (i)  $145,000,000, plus

                 (ii) seventy percent (70%) of the proceeds (net
            only of costs of sale) from the issuance of the Subordinated Parent Debentures, plus

                 (iii)     seventy-five percent (75%) of
            Parent's Cumulative Consolidated Net Income, to the extent Parent's Cumulative Consolidated Net Income is greater than zero, plus

                 (iv) one hundred percent (100%) of the proceeds
            (net only of costs of sale) from any issuance after March 31, 1993 of any shares of Parent's common or preferred stock or any other securities, other than the Subordinated Parent Debentures (including any options, warrants or other rights to acquire such stock) which Parent issues after such date, provided that Parent shall comply with the provisions of
            Section 5.2(e) hereof in connection with any such issuance.

       As used in this subsection:

            "Parent's Consolidated Debt" means all Consolidated liabilities and similar balance sheet items of Parent, together with all other contingent and indirect liabilities (including without limitation any guaranties) of Parent or any of Parent's Subsidiaries which are of a character required to be included in Parent's audited Consolidated annual financial statements described in
       Section 5.1(b), other than deferred taxes.
       Notwithstanding the foregoing, for the purposes of determining "Parent's Consolidated Debt", the outstanding principal amount of the Subordinated Parent Debentures shall not be included.

            "Parent's Consolidated Tangible Net Worth" means (A) all Consolidated assets of Parent, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), plus (B) the amount spent by Parent, if any, to purchase, redeem, acquire or otherwise retire shares of the capital stock of Parent as provided in Section 5.2(d), minus (C) Parent's Consolidated Debt and deferred taxes. For the purposes of determining "Parent's Consolidated Tangible Net Worth", no adjustments shall be made to the book value of Parent's Consolidated oil and gas assets which would otherwise be required after March 31, 1992 pursuant to the limitation on capitalized costs contained in Regulation Section 210.4-10(i)(4) of the Securities and Exchange Commission.

       Section 2.9. Amendment of Contracts; ERISA Plans. The first sentence of Section 5.2(l) of the Original Agreement is hereby amended in its entirety to read as follows:

            (l) Amendment of Contracts; ERISA Plans. Borrower will not amend or permit any amendment of the B&N Partnership Agreement, Parent will not amend its guaranty referred to in Section 5.2(a)(8), and no Related Person will amend or permit any amendment of any agreement, document or instrument delivered in connection with the Subordinated Debt, the Subordinated Parent Debentures or the Devon Trust Securities without the written consent of Majority Lenders.

       Section 2.10.  Devon Trust; Devon Trust Securities.
  Section 5.2 of the Original Agreement is hereby amended by adding a new subsection 5.2(m) immediately following Section
  5.2(l), to read as follows:

            (m) Devon Trust; Devon Trust Securities. Devon Trust shall exist for the exclusive purposes of (A) issuing the Devon Trust Securities, (B) investing the gross proceeds of the Devon Trust Securities in the Subordinated Parent Debentures and (C) engaging in only those other activities necessary or incidental thereto. Parent shall exercise its option to defer interest payments on the Subordinated Parent Debentures rather than default on such interest payments. Devon Trust shall not be dissolved without prior written notice by Parent to Majority Lenders. Devon Trust shall not redeem the Devon Trust Securities prior to their stated maturity, and Parent shall not prepay or redeem the Subordinated Parent Debentures prior to their stated maturity, unless both immediately before and immediately after any such proposed prepayment or redemption, Parent is in compliance with Section 5.2(k) and no Default under
       Section 7.1(a), 7.1(f) or 7.1(h) is continuing.

       Section 2.11.  Guaranties of Subsidiaries.  The
  parenthetical in the first sentence of Section 6.2 of the Original Agreement is hereby amended in its entirety to read as follows:

       (other than Borrower, Parent, DEOC, Devon Trust or B&N
  Partnership)

       Section 2.12.  Events of Default.  Section 7.1(f) of the
  Original Agreement is hereby amended in its entirety to read as follows:

            (f) Any Related Person (i) fails to duly pay any Debt constituting principal or interest owed by it with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument, including without limitation the Subordinated Parent Debentures and the Devon Trust Securities, or (ii) fails to pay when the same becomes due and payable any other Debt in excess of $100,000 (other than trade payables outstanding in compliance with Section 5.1(g)(iii)), or (iii) breaches or defaults in the performance of any agreement or instrument by which any Debt described in the preceding clauses (i) or (ii) is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

            ARTICLE III. -- Conditions of Effectiveness

       Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Lender, and (ii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

            (a) Officer's Certificate. Agent shall have received a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

            (b)  Supporting Documents.  Agent shall have
       received (i) a certificate of the Secretary of Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and certifying the names and true signatures of the officers of Borrower authorized to sign this Amendment and (ii) such supporting documents as Agent may reasonably request.

                    ARTICLE IV -- Miscellaneous

       Section 4.1. Ratification of Agreements. The Original Agreement is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to the Original Agreement as amended hereby. Any reference to the Notes in any other Loan Document shall be deemed to be a reference to the Notes issued and
  delivered pursuant to this Amendment.   Each of Parent and
  DEOC hereby consents to the provisions of this Amendment and hereby ratifies and confirms its Guaranty and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

       Section 4.2. Representations. Each of Borrower, Parent and DEOC represent and warrant that the representations and warranties contained in Section 4.1 and Section 9.1(b) of the Credit Agreement are true and correct at and as of the date hereof (taking into account the fact that this Amendment and the Notes issued in connection herewith are each a Loan Document as referred to in such Sections). Each of Borrower, Parent and DEOC represent and warrant that the resolutions of their respective Boards of Directors, attached as Exhibits A, B and C to that certain Omnibus Certificate dated as of October 7, 1994, given on behalf of Borrower, Parent and DEOC in connection with the Original Agreement, remain in full force and effect on the date hereof.

       Section 4.3.  Survival of Agreements.  All
  representations, warranties, covenants and agreements of Borrower, Parent or DEOC herein shall survive the execution and delivery of this Amendment and the Notes issued in connection herewith and the performance hereof and shall further survive until all of the Obligations are paid in full.

       Section 4.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

       Section 4.5.  Counterparts.  This Amendment may be
  separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same
  Amendment. This Amendment shall, when executed by each party hereto, take effect as of the date first above written.

       Section 4.7.  Loan Documents.  This Amendment is a Loan
  Document, and all provisions in the Credit Agreement applying to Loan Documents (including, without limitation, Section
  9.1(b) thereof) apply hereto.

       THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS
  REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT
  BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
  SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
  PARTIES.

       IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                           DEVON ENERGY CORPORATION (NEVADA)


                           By:
                              H.R. Sanders, Jr., Executive Vice President


                           DEVON ENERGY CORPORATION


                           By:
                              Name:  H.R. Sanders, Jr.
                              Title: Executive Vice President


                           DEVON ENERGY OPERATING CORPORATION


                           By:
                              Name:  H.R. Sanders, Jr.
                              Title: Executive Vice President


                           NATIONSBANK OF TEXAS, N.A.


                           By:
                              Name:
                              Title:


                           BANK ONE, TEXAS, N.A.


                           By:
                              Name:
                              Title:


                           BANK OF MONTREAL


                           By:
                              Name:
                              Title:


                           FIRST UNION NATIONAL BANK
                            OF NORTH CAROLINA


                           By:
                              Name:
                              Title:


                        CONSENT OF GUARANTOR

     Avon Energy Corporation hereby consents to the foregoing Amendment and the transactions contemplated therein and hereby ratifies and confirms its obligations under its certain Guaranty dated as of October 7, 1994 in favor of Agent, as agent for the Lenders. This Consent is executed as of the date of the Amendment.


                           AVON ENERGY CORPORATION


                           By:
                              Name:  H. R. Sanders, Jr.
                              Title: Executive Vice President